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EXHIBIT 21.    Subsidiaries of Registrant
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


                                             Percentage of Voting
                                             Securities of Sub-
                                             sidiaries Owned by
                              Place of       Registrant as of
Name                        Incorporation    December 31, 1996
----                        -------------    -----------------
 (1)(2)
--------

Charles Burton
Builder, Inc.               Maryland                100%

Town Center                 District of
Management Corp.            Columbia                100%

Bresler & Reiner
Investment Co., Inc.        Delaware                100%

Maplewood Manor
Convalescent Center,
Inc.                        Pennsylvania            100%

Allentown Road
Motel Corporation           Maryland                100%

Uptown Hotel Corp.          Maryland                100%

WMC Management Co., Inc.    District of
                            Columbia                100%

Sudley Corporation          Virginia                100%

(1) The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they do not constitute a significant subsidiary.

(2) Included in the consolidated financial statements as significant subsidiaries.